SUBSIDIARIES OF KMC TELECOM HOLDINGS, INC.


COMPANY                                      STATE OF INCORPORATION/ORGANIZATION

KMC Telecom Inc.                             Delaware

KMC Telecom II, Inc.                         Delaware

KMC Telecom III, Inc.                        Delaware

KMC Telecom IV, Inc.                         Delaware

KMC Telecom V, Inc.                          Delaware

KMC Telecom of Virginia, Inc.                Virginia
(subsidiary of KMC Telecom Inc.)

KMC  Telecom  of  Virginia  IV,  Inc.        Virginia
(subsidiary  of KMC  Telecom of
Virginia, Inc.)

KMC Telecom Leasing I LLC                    Delaware
(subsidiary of KMC Telecom Inc.)

KMC Telecom Leasing II LLC                   Delaware
(subsidiary of KMC Telecom II, Inc.)

KMC Telecom Leasing III LLC                  Delaware
(subsidiary of KMC Telecom III, Inc.)

KMC Telecom Leasing IV LLC                   Delaware
(subsidiary of KMC Telecom IV, Inc.)

KMC Telecom.com, Inc.                        Delaware

KMC III Services LLC                         Delaware
(formerly KMC III LLC)
(subsidiary of KMC Telecom
III, Inc.)

KMC Telecom Financing, Inc.                  Delaware

KMC Financial Services LLC                   Delaware
(formerly KMC Services LLC)

KMC Network Technologies LLC                 Delaware